COSMO COMMUNICATIONS CORPORATION
106 FERRIER STREET, MARKHAM
ONTARIO, CANADA




Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)


I, __Carol Atkinson______________________, principal
Financial Officer of Cosmo Communications Corporation
(the "Registrant"), certifies that to the best of my knowledge, based upon a review of the annual report on 10KSB for the period ended March 31, 2002 of the Registrant
(the "Report"):

(1) The Report fully complies with the requirements of the
Section 13(a) [15(d)] of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



________Carol Atkinson_______________________

Name: _Carol Atkinson_______________

Date:  __September 10___, 2002